OPTION AGREEMENT


     This Option Agreement ("Agreement") is made effective this ____ day of January, 2006, by and between RONHOW, LLC, a Georgia limited liability company (the "Participant") having an office at 3290 Northside Parkway, Suite 250, Atlanta, Georgia, 30302,
Attention: Bob Anderson and Harold's Stores, Inc., an Oklahoma corporation ("Company") with reference to the following circumstances:

          A. Wells Fargo Retail Finance II, LLC ("WFRF") has entered into certain secured financing agreements with Company and certain of its subsidiaries (collectively, the "Borrowers") pursuant to which WFRF has made and may hereafter make loans to, and has provided and may hereafter provide financial accommodations for the benefit of the Borrowers pursuant to the terms of a Loan and Security Agreement dated February 5, 2003, as amended by
     Amendment No. 1 dated July 10, 2003, Amendment No. 2 dated as of
     April 30, 2004, and Amendment No. 3 dated as of the date hereof
     ("Loan Agreement").

          B. Participant has previously acquired a $2,000,000 ongoing participation interest in the WFRF line of credit with the Borrowers ("First Participation") and another $2,000,000 ongoing participation ("Second Participation") and Participant is
     acquiring   from  WFRF  an  additional  $3,000,000   ongoing
     participation interest ("New Participation") in accordance with the terms of an Amended and Restated Participation Agreement dated the date hereof ("Participation Agreement").

          C. Participant desires to have an option to acquire shares of the Company's Series 2006-A Preferred Stock in exchange for all or a part of the New Participation.

          D. The Company has authorized a new Series of 2006-A Preferred Stock under the terms of the Certificate of Designation of the Series 2006-A Preferred Stock filed with the Secretary of State of the State of Oklahoma on January ____, 2006 (the
     "Certificate").

          E. The existing holders of the Company's outstanding Amended Series 2001-A Preferred Stock, Series 2002-A Preferred Stock and Series 2003-A Preferred Stock have all consented to the transactions contemplated by this Agreement, the Loan Agreement and the Participation Agreement.

          F.   WFRF has consented to the terms of this Agreement.

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Option to Purchase Shares of Series 2006-A Preferred Stock

..

          1.1  1.1  Option

     . Subject to the terms and conditions of this Agreement, the Company grants to Participant an option (the "Option") to purchase at a price per share ("Purchase Price Per
     Share") of One Hundred Dollars ($100.00) up to 30,000 shares, plus such additional shares as may be purchased in exchange for forgiveness of accrued but unpaid interest on the New Participation (the "2006-A Shares") of authorized but unissued shares of its Series 2006-A Preferred Stock which may be exercised at any time prior to the repayment of the New Participation in full. Unless otherwise agreed to by the Company and Participant at the time of any repayment, any repayments of Restricted Advances (as defined in the Loan Agreement) shall be applied first to repayment of the First Participation and then to the repayment of the Second Participation and then to the repayment of the New Participation. Participant may purchase from the Company such number of 2006-A Shares as is equal to the principal amount of the New Participation remaining outstanding, plus any accrued but unpaid interest, at the date of Closing of the exercise of the Option divided by the Purchase Price Per Share. Participant may exercise the Option in whole or in part at any time after the date hereof and prior to the repayment in full by the Company of the New Participation by giving written notice of exercise to the Company. If the Company intends to repay all or any part of the New Participation, it shall give at least ten (10) days written notice to the Participant and during such ten (10) day period, the Participant may exercise the Option in whole or in part. Payment of the Purchase Price for the 2006-A Shares which the Participant purchases by any exercise of the Option will be paid by the Participant by forgiving such portion of the principal amount of the New Participation equal to the purchase price of the 2006-A Shares purchased. Participant will execute and deliver such documents and instruments to evidence such forgiveness as either the Company or WFRF may request.

          1.2  Conversion Price

     . The Conversion Price (as defined in the Certificate) of the 2006-A Shares acquired upon any exercise of the Option shall be equal to the 20 day average of the closing prices of the Company's Common Stock as quoted on the American Stock Exchange for the twenty (20) trading days ending on the day before the date of this Agreement, or $__________
     per share. The Conversion Price shall be subject to adjustment as provided in the Certificate. All other terms of the 2006-A Shares shall be governed by the Certificate.

          1.3  Closing

     . The closing of the purchase and sale of the 2006-A Shares (the "Closing") upon any exercise of the Option shall occur within ten (10) business days after the date of the Option exercise date. At the Closing, the Company shall deliver to Participant certificates representing the 2006-A Shares that the Participant is purchasing against payment of the Purchase Price therefore as provided above. At the Closing, the Company and Participant shall enter into an amendment (the "IRA Amendment") to the Investor Rights Agreement dated as February 28, 2001 by and between the Company and Inter-Him, N.V. ("Inter-Him") as amended by that certain First Amendment to Investor Rights Agreement dated as of August 2, 2002 by and among the Company, Inter-Him, W. Howard Lester, William A. Haslam, Margaret A. Gilliam and Clark J. Hinkley, and as amended by the Second Amendment to Investor Rights Agreement dated as of February 5, 2003 by and among the Company, Inter-Him and W. Howard Lester in order to cause the 2006-A Shares to be considered covered by such agreement. The obligation of the Company to close the sale of the 2006-A Shares shall be subject to the satisfaction or waiver of any conditions for such sale under the Loan Agreement.

     2.   Representations and Warranties of the Company

..  The Company represents and warrants to Participant that:

          2.1  Organization and Good Standing

     . The Company is a corporation duly organized and validly existing under the laws of the state of Oklahoma and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its property and assets, and to carry on its business as presently conducted and as currently proposed to be conducted.

          2.2  Corporate Powers

     . The Company has all requisite legal and corporate power of authority to execute and deliver this Agreement, to sell and issue the 2006-A Shares hereunder, issue any additional shares of Series 2006-A Preferred Stock to be issued in satisfaction of dividends on the 2006-A Shares (the "Dividend Stock") and to issue the Common Stock issuable upon conversion of the 2006-A Shares and the Dividend Stock as set forth in the Certificate (the "Underlying Common Stock").

          2.3  Valid Issuance of Stock

     . The 2006-A Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities law. The Dividend Stock and the Underlying Common Stock have been duly and validly reserved and, when issued, will be duly and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities laws.

          2.4  Authorization

     . All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the IRA Amendment by the Company, the authorization, sale, issuance (or reservation of issuance) and delivery of the 2006-A Shares and Dividend Stock and the Underlying Common Stock with respect thereto and the performance of all of the Company's obligations hereunder and under the IRA Amendment have been taken prior to the date hereof. This Agreement constitutes and the IRA Amendment, when executed will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.   Representations and Warranties of the Participant

..  Participant represents and warrants to the Company as follows:

          3.1  Investment Experience

     . The Participant is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Participant is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Participant is able to bear the economic risk of losing its entire investment in the Company, which is not disproportionate to the Investor's net worth.

          3.2  Investment

     . If the Option is exercised, the Participant will acquire the 2006-A Shares for investment for the Participant's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Participant understands that the 2006-A Shares and the Dividend Stock and the Underlying Common Stock with respect thereto have not been, and will not be when issued, registered under the Securities Act or any state securities laws by reason of specific exemptions from the registration provisions of the Securities Act of 1933 ("Securities Act") and such state laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

          3.3  Rule 144

     . The Participant is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

          3.4  Access to Information

     . The Participant has had an opportunity to discuss the Company's management, business plan and financial condition with the Company's management. The Investor understands that any purchase of the 2006-A Shares involves a high degree of risk, and there can be no assurance that the Company's business objectives will be obtained.

          3.5  Authorization

     . The Participant has all requisite legal power and authority to execute and deliver this Agreement and the IRA Amendment and to carry out and perform its obligations under the terms of this Agreement and the IRA Amendment and the transactions contemplated hereby and thereby. This Agreement and the IRA Amendment, when executed and delivered by the Participant, will each constitute a valid and legally binding obligation of the Participant, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.6  Legends

     .   It is understood that each certificate representing  the
     2006-A  Shares  and  the Dividend Stock and  the  Underlying
     Common Stock with respect thereto shall bear a legend to the following effect:


          THESE  SECURITIES  HAVE NOT  BEEN  REGISTERED
          UNDER THE SECURITIES ACT OF 1933 OR ANY STATE
          SECURITIES  LAWS.  THEY  MAY  NOT  BE   SOLD,
          OFFERED FOR SALE OR OTHERWISE TRANSFERRED  IN
          THE  ABSENCE  OF  AN  EFFECTIVE  REGISTRATION
          STATEMENT OR THE AVAILABILITY OF AN EXEMPTION
          THEREFROM.

     4.   Covenants of the Company

..

          4.1  Reservation of Shares

     . The Company shall at all times reserve and keep available out of its authorized but unissued shares (i) such number of shares of Series 2006-A Preferred Stock as shall from time to time be sufficient to permit the exercise of the Option and to permit payment of dividends on the 2006-A Shares and Dividend Stock and (ii) such number of shares of Underlying Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series 2006-A Preferred Stock; and if at any time the number of authorized but unissued shares of Series 2006-A Preferred Stock or Common Stock shall not be sufficient to effect the payment of dividends or conversion of all then outstanding shares of the Series 2006-A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series 2006-A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase the authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

     5.   Miscellaneous

..

          5.1  Good Faith; Cooperation; Further Assurances

     . The parties will in good faith undertake to perform their obligations in this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms. The parties will cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement. Each party will at the Closing and from time to time after the Closing, deliver to the other such further instruments necessary or desirable, in the reasonable opinion of the requesting party and at the expense of the requesting party, to consummate or document the transactions contemplated by this Agreement.

          5.2  Entire Agreement; Successors and Assigns

     . This Agreement, the Loan Agreement and the Participation Agreement constitute the entire agreement between the Company and the Participant relative to the subject matter hereof and supersede any previous agreement between the Company and the Participant regarding such subject matter. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          5.3  Governing Law

     .   This  Agreement  shall be governed by and  construed  in
     accordance with the laws of the State of Oklahoma without regard to the conflicts of laws principles thereof.

          5.4  Counterparts

     .   This Agreement may be executed in counterparts, each  of
     which shall be an original, but all of which together shall constitute one and the same instrument.

          5.5  Headings

     .    The   section  headings  of  this  Agreement  are   for
     convenience and shall not by themselves determine the interpretation of this Agreement.

          5.6  Notices

     . Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or by delivery by overnight courier, or telecopy (with confirmation of receipt), or five
     (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed:

          if to the Company:  Harold's Stores, Inc.
                              765 Asp
                              Norman, Oklahoma 73070
                              Attn: Chief Financial
                              Officer
                              Telecopy: (405) 366-2538

     and if to the Participant, to the Participant's address as set forth in the first paragraph of this Agreement

          5.7  Survival of Warranties

     .    The  representations  and  warranties  of  the  parties
     contained in or made pursuant to this Agreement shall survive for a period of one (1) year from the date of the Closing.

          5.8  Amendment of Agreement

     .   Any  provision  of this Agreement may be  amended  by  a
     written   instrument   signed  by  the   Company   and   the
     Participant.

          5.9  Finders' Fees

     . The Company and the Participant will indemnify each other against all liabilities incurred by one party with respect to claims related to investment banking or finders' fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

               [Signature page follows this page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.

                              "COMPANY"

                              Harold's Stores, Inc.


                              By:
                                 Leonard Snyder
                                 Interim Chief Executive Officer

                              "PARTICIPANT"

                              RONHOW, LLC, a Georgia limited
                              liability company

                              By: Ronus, Inc., a Georgia
                              corporation, Managing Member


                              By:
                                      Robert L. Anderson, President